EXHIBIT 23.1




The Board of Directors
SBS Technologies, Inc.:

We consent to incorporation by reference in the following registration statements of SBS Technologies, Inc. of our report dated August 4, 1999, relating to the consolidated balance sheets of SBS Technologies, Inc. and subsidiaries as of June 30, 1999, and 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three year period ending June 30, 1999, which report appears in the June 30, 1999, annual report on Form 10-K of SBS Technologies, Inc..

               Registration
      Form     Statement No.    Description
      ----     -------------    -----------
      S-8      333-23053        SBS Technologies, Inc. 1996 Employee Stock Purchase
                                Plan and the SBS Technologies, Inc. 1997 Employee
                                Incentive Stock Option Plan

      S-8      333-98558        SBS Technologies, Inc. 1992 Employee Incentive Stock
                                Option Plan;  SBS Technologies, Inc. 1993 Incentive
                                Stock Option Plan; SBS Technologies, Inc. 1993 Director
                                And Officer Stock Option Plan; SBS Technologies, Inc.
                                1995 Incentive Stock Option Plan;  SBS Technologies,
                                Inc. 1996 Incentive Stock Option Plan

      S-8      333-68945        SBS Technologies, Inc. 1998 Long-Term Equity Incentive
                                Plan(the "Plan")

      S-3      333-20129        SBS Technologies, Inc. Common Stock

                                                 /S/ KPMG LLP


Albuquerque, New Mexico
September 21, 1999